Exhibit 99.1

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

+Rule 4.7B

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Name of entity
WONHE MULTIMEDIA COMMERCE LTD
ABN	Quarter ended (“current quarter”)
71 607 288 755	30 September 2017

Consolidated statement of cash flows		Current quarter $A’000	Year to date (9 months) $A’000
1.	Cash flows from operating activities	21,216	66,925
1.1	Receipts from customers
1.2	Payments for	(808)	(2,303)
	(a) research and development
	(b) product manufacturing and operating costs	(15,912)	(45,643)
	(c) advertising and marketing	(959)	(1,247)
	(d) leased assets	(28)	(99)
	(e) staff costs	(286)	(841)
	(f) administration and corporate costs	(196)	(441)
1.3	Dividends received (see note 3)	-	-
1.4	Interest received	83	240
1.5	Interest and other costs of finance paid	-	-
1.6	Income taxes paid	(1,100)	(5,441)
1.7	Government grants and tax incentives	-	-
1.8	Other	-	-
1.9	Net cash from / (used in) operating activities	2,010	11,150

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

2.	Cash flows from investing activities	-	(8)
2.1	Payments to acquire:
(a) property, plant and equipment
	(b) businesses (see item 10)	-	-
	(c) investments	-	-
	(d) intellectual property	(1)	(4)
	(e) other non-current assets	-	-
2.2	Proceeds from disposal of:	-	-
(a) property, plant and equipment
	(b) businesses (see item 10)	-	-
	(c) investments	-	-
	(d) intellectual property	-	-
	(e) other non-current assets	-	-
2.3	Cash flows from loans to other entities	-	-
2.4	Dividends received (see note 3)	-	-
2.5	Other (proceeds for disposal of debt)	22,691	22,691
2.6	Net cash from / (used in) investing activities	22,690	22,679

3.	Cash flows from financing activities
3.1	Proceeds from issues of shares	-	-
3.2	Proceeds from issue of convertible notes	-	-
3.3	Proceeds from exercise of share options	-	-
3.4	Transaction costs related to issues of shares, convertible notes or options	-	-
3.5	Proceeds from borrowings	-	-
3.6	Repayment of borrowings	-	(600)
3.7	Transaction costs related to loans and borrowings	-	-
3.8	Dividends paid		(894)
3.9	Other (repayment of loan from USA parent entity to fund in Bejing project)	-	-
3.10	Net cash from / (used in) financing activities	-	(1,494)

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

4.	Net increase / (decrease) in cash and cash equivalents for the period
4.1	Cash and cash equivalents at beginning of quarter/year to date	44,613	38,672
4.2	Net cash from / (used in) operating activities (item 1.9 above)	2,010	11,150
4.3	Net cash from / (used in) investing activities (item 2.6 above)	22,690	22,679
4.4	Net cash from / (used in) financing activities (item 3.10 above)	-	(1,494)
4.5	Effect of movement in exchange rates on cash held	237	(1,457)
4.6	Cash and cash equivalents at end of quarter	69,550	69,550

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter $A’000	Previous quarter $A’000
5.1	Bank balances	69,550	44,613
5.2	Call deposits	-	-
5.3	Bank overdrafts	-	-
5.4	Other (provide details)	-	-
5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above)	69,550	44,613

6.	Payments to directors of the entity and their associates	Current quarter $A'000
6.1	Aggregate amount of payments to these parties included in item 1.2	22
6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

7.	Payments to related entities of the entity and their associates	Current quarter $A'000
7.1	Aggregate amount of payments to these parties included in item 1.2	-
7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end $A’000	Amount drawn at quarter end $A’000
8.1	Loan facilities	-	-
8.2	Credit standby arrangements	-	-
8.3	Other (please specify)	-	-
8.4	Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

9.	Estimated cash outflows for next quarter	$A’000
9.1	Research and development	1,248
9.2	Product manufacturing and operating costs	14,529
9.3	Advertising and marketing	1,564
9.4	Leased assets	29
9.5	Staff costs	298
9.6	Administration and corporate costs	152
9.7	Other (provide details if material)	-
9.8	Total estimated cash outflows	17,820

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

10.	Acquisitions and disposals of business entities (items 2.1(b) and 2.2(b) above)	Acquisitions	Disposals
10.1	Name of entity	-	-
10.2	Place of incorporation or registration	-	-
10.3	Consideration for acquisition or disposal	-	-
10.4	Total net assets	-	-
10.5	Nature of business	-	-

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.
2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date:
(Director/Company secretary)

Print name:

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.
2.	If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.
3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.